UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
American Commercial Lines Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	73-3177794 (I.R.S. Employer Identification Number)

1701 East Market Street Jeffersonville, Indiana (Address of Principal Executive Offices)	47130 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒
Securities Act registration statement file number to which this form relates: 333-126696
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

None	Not applicable
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.01 per share
(Title of Class)

Item 1.      Description of Registrant’s Securities to be Registered.
     A description of the common stock, par value $0.01 per share, of American Commercial Lines Inc., a Delaware corporation (the “Registrant”), to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the prospectus which constitutes a part of the Registrant’s Registration Statement on Form S-1, No. 333-126696 (the “Registration Statement”), initially filed with the Securities and Exchange Commission (the “Commission”) on July 19, 2005, as amended by Amendment No. 1 to the Registration Statement (filed with the Commission on August 29, 2005), Amendment No. 2 to the Registration Statement (filed with the Commission on September 13, 2005), Amendment No. 3 to the Registration Statement (filed with the Commission on September 19, 2005), Amendment No. 4 to the Registration Statement (filed with the Commission on October 4, 2005) and as may be further amended, and in any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with the Registration Statement, and is incorporated herein by reference.
Item 2.      Exhibits.

Exhibit No.	Description

2.1*	First Amended Joint Plan of Reorganization, dated as of October 19, 2004, of American Commercial Lines LLC and Affiliated Debtors.

3.1*	Certificate of Incorporation of American Commercial Lines Inc.

3.2*	Certificate of Amendment to Certificate of Incorporation of American Commercial Lines Inc.

3.3*	Bylaws of American Commercial Lines Inc.

4.1*	Specimen common stock certificate.

4.5*	Registration Rights Agreement, dated as of January 12, 2005, by and between American Commercial Lines Inc. and HY I Investments, L.L.C.

4.6*	First Amendment to Registration Rights Agreement, dated as of July 13, 2005, by and between American Commercial Lines Inc. and HY I Investments, L.L.C.
______________
* Incorporated by reference to the identically numbered exhibit to the Registration Statement.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AMERICAN COMMERCIAL LINES INC.
Date: October 6, 2005	By:	/s/ Lisa L. Fleming
Lisa L. Fleming
Senior Vice President, Law & Administration